Exhibit 10.17.8

FIFTH AMENDMENT TO THE TRUST AGREEMENT UNDER THE

CONOCOPHILLIPS COMPANY

GRANTOR TRUST AGREEMENT

WHEREAS, Phillips Petroleum Company (now ConocoPhillips Company, hereinafter “Company”) and Wachovia Bank, National Association (now Wells Fargo Bank, N.A., hereinafter the “Trustee”) entered into an amended and restated trust agreement as of June 1, 1998, subsequently amended as of May 3, 1999, as of January 15, 2002, as of October 5, 2006, and as of May 1, 2012 (the “Trust Agreement”), establishing a trust (the “Trust”) for the purpose of holding monies and other property in connection with certain nonqualified deferred compensation plans maintained by the Company (the “Plans”); and

WHEREAS, pursuant to Section 14(a) of the Trust Agreement, the Trust Agreement may be amended by a written instrument executed by the Trustee and the Company;

NOW, THEREFORE, the Trust Agreement is amended, effective May 1, 2015, as follow:

1.	The fourth sentence of Section 2(c) of the Trust Agreement is amended and restated in its entirety to provide as follows:

“In the event the Company makes such payments directly, the Company may request the Trustee within sixty (60) months of the making of the payment to reimburse the Company for such payment from the Trust, and upon receipt of evidence satisfactory to the Trustee that such payment has been made, the Trustee shall pay such reimbursement to the Company.”

The Trust Agreement is in all other respects ratified and confirmed without amendment.

IN WITNESS WHEREOF, this amendment to the Trust Agreement has been executed on behalf of the parties hereto on the 20 day of May, 2015.

CONOCOPHILLIPS COMPANY		WELLS FARGO BANK, N.A.

By:	/s/ Jeff W. Sheets	By:	/s/ Andy Franck
Jeff W. Sheets

Its:	Executive Vice President, Finance,	Its:	Vice President
And Chief Financial Officer

ATTEST		ATTEST

By:	/s/ Leisa C. Munoz	By:	/s/ Tonya M. Inscore
Leisa C. Munoz

Its:	Assistant Secretary	Its:	Senior Vice President